7/25/06

Dear Fellow Shareholders,

         It has been my pleasure to speak with many of you recently, and I would like to provide a brief update of the Company's activities as we continue to commercialize our advanced data management products, services and technologies.

         Many of your questions and concerns are about the decline in quarter-over-quarter revenues, the Company's level of operating expenses and the lead times on current revenue opportunities. We share these concerns and are aggressively working on these and other key aspects of our Company's fundamentals as we continue to gain traction and move from development stage to full commercialization of our technologies, products and services. Because we continue to incur operating losses as we focus on sales expansion and product development, we are still dependent on the continued support of our current shareholders and the additional funding from our investors to finalize our "Push to Profitability."

         We are staying intently focused on two objectives, which are 1) building consistent, predictable, repeatable sales revenues, and 2) enhancing and protecting our corporate assets. To accomplish our sales objectives, we are delivering on our current contracts and aggressively working the new sales and partnering opportunities in our pipeline. For the latter, we have enhanced our products over the last year and have reached new levels of technological automation that allow for a more efficient solution for an expanded set of customers that requires fewer human resources while providing a superior quality of deliverables. We are also working strategically through the patent process on many aspects of our products and technologies to protect and enhance the company's intellectual property. In addition to these objectives we have also been implementing cost-saving strategies to help streamline our operations. I would like to touch on some of these activities briefly.

Current Contracts

         We have successfully completed work on a number of our previously-announced projects, which have allowed us to prove our capabilities, advance our products/technologies and enhance and automate our delivery processes and procedures. Because our products and solutions are not limited to the voter-registration solutions we initially deployed, our voter registration efforts have introduced us to new sales opportunities in state agencies and private enterprises. These organizations wrestle with similar data extraction, transformation and loading (ETL) and database migration/conversion projects, and include public safety, department of motor vehicles, education, independent software vendors and others.

         As we have previously discussed, along with these successes there have been several voter-registration projects that have been delayed or cancelled because expected state funding for the projects has not yet materialized and the maturity of the state-wide voter registration/election management products have not met the federally-imposed deadlines. These issues have directly affected our original expectations for revenue growth, which were based on project milestones and additional sales expectations in voter registrations database conversion.

         I'm happy to report that the projects that had been delayed are now back underway, and we are working to complete our deliverables.

Sales & Partner Opportunities

         Despite these setbacks, we have advanced the levels of automation in our solutions and found new sales opportunities that are very exciting. We are aggressively pursuing these opportunities and are energized by the reception we have received. Our contract announcements with companies like Caselle, Inc. and Syscon Justice Systems are the result of aggressively pursuing new sales opportunities, and we are anxious to announce others in the near future. Our sales pipeline is filling and continues to grow from three key areas:

         * ETL Solutions for Education: As we announced recently, our ETL Solution for State Education Reporting is another opportunity for us to leverage our existing products, services and relationships to solve a problem that is very real, clearly defined and well funded. This solution has received great interest and very positive reactions from state and district educators who are focusing on how they can deliver on their new and enhanced reporting requirements. Over the last year of its development, this solution has also provided some excellent opportunities to work with established partners and customers.

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         *        Custom Database Migration/Conversion: This category includes the projects we have engaged for state and local government agencies and our continued work with Accenture, Unisys and Syscon Justice Systems are examples of these types of projects. These provide larger opportunities for us with top-tier partners that are able to take advantage of our advanced solutions for the complex needs of the large-scale database migrations. Although the sales cycles for these projects are longer, they provide invaluable exposure and relationships we hope to leverage for future sales.

         * ISV Solution Sales - Standardized Database Conversion: Through our sales and marketing activities we have identified a very fertile target market that offers a large number of repeatable and sustainable sales opportunities. These target customers are Independent Software Vendors (ISV's) that sell applications that require some form of database migration or conversion for their customers to reap the full benefits of their products. Our recently-announced relationship with Caselle Inc. is such an ISV, and we have identified numerous groups of software companies in a variety of industries that need help providing this vital database conversion to their clients. By partnering with these entities, we provide them with a strong competitive advantage and hope to gain long-term, repeatable sales.

         Like many of you we have been extremely concerned about the longer-than-expected lead times for some of these opportunities to mature and deliver on their potential. We have learned a great deal about how to manage and project lead times, but these inherent long lead times of the custom database migration/conversion and education sales have motivated us to expand our sales efforts to the ISV businesses.

Cost-Saving Strategies

         In light of the delays in our originally-forecasted revenue and the lead times necessary for new sales, we have reviewed our operations and implemented a corporate streamlining plan and cost-saving strategy over the last two months. The plan includes the review of all expenses, trimming the Company's workforce by 15 employees and adopting a contractor-based personnel model that will allow the Company to more effectively scale operations to match project needs and capital resources. The reduction in force and the additional streamline changes are expected to result in an immediate cost savings of over $200,000 per quarter and will help bring the Company's expenses more in line with its current stage of development.

         Most of the employees affected by the reduction were originally hired as part of the Company's ramp up for the state voter registration projects. We believe we have the finest employees anywhere, so these actions were not easy, but we believe they were necessary. This streamlining plan provides the Company with more flexibility for future growth and brings our cost structure more in line with current revenue and shareholder expectations. As we are expanding our product offerings and sales focus, we hope to work with many of these former employees on a contractual and full-time basis in the future.

         In closing, I would like to let you know that we will hold our annual shareholder meeting in early September. This meeting will be held in Orem, Utah near our corporate offices. Our annual report and proxy statement, which you should receive shortly, will provide all of the details. We hope that you will be able to attend that meeting, as we will be discussing the current "state of the Company" and have several business items to present.

         This is a very exciting time to be involved with Aradyme, and I want you to understand our commitment to making this an extremely successful company for everyone concerned. When I reflect on the challenges and successes we've had to date, I'm reminded of the classic "innovator's solution" by Clayton Christiansen, that so accurately describes companies with profound (or `disruptive') technologies and their paths to success. To quote from the book:
"Smaller, disruptive companies are actually more capable of pursuing emerging growth markets...these advantages add up to enormous opportunity."

         We appreciate beyond words the continued the support, patience, and vision of our shareholders as we continue to commercialize this incredibly dynamic technology. We leave our doors open for any shareholders who happen to be in Utah to come by and see the operation and hear about our current activities. We remain extremely excited and encouraged by the activities that lie before us and the developments the future holds for Aradyme.

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Sincerely,

James R. Spencer
CEO

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This letter contains statements about the future, sometimes referred to as
"forward-looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend" and similar words and expressions. Aradyme intends that the forward-looking statements will be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that describe Aradyme's future strategic plans, goals or objectives are also forward-looking statements.

Although Aradyme has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause the forward-looking statements not to come true as described in this letter. These forward-looking statements are only predictions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially. While Aradyme believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. The forward-looking information is based on present circumstances and on Aradyme's predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences from those now assumed or anticipated. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see Aradyme's Annual Report on Form 10-KSB for the year ended September 30, 2004, and other SEC reports.

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